Exhibit 16(i) under Form N-1A
                                              Exhibit 99 under Item 601/Reg. S-K

FUND NAME:  Starburst Municipal Income Fund
COMPUTATION OF SEC YIELD
AS OF:  April 30, 1992


DIVIDEND AND/OR INTEREST INCOME
FOR THE 30 DAYS ENDED                                  $52,182


NET EXPENSES FOR THE PERIOD                       $6,811.59


AVG DAILY SHARES OUTSTANDING AND
ENTITLED TO RECEIVE DIVIDENDS                     1,043,630


MAXIMUM OFFERING PRICE PER SHARES AS OF 04-30-92            $9.92


UNDISTRIBUTED NET INCOME                          $0.00000


YIELD = 2[( $52,181.59        -          6,811.59)+1)^6-1]   =
5.32%
          1043630.44   *  ($9.92    -   0)


SEC YIELD BEFORE 12-B-1 FEES                                    5.32%
12-B-1 FEES  (IN BASIS POINTS)                                       0.15%


SEC YIELD ADJUSTED FOR 12-B-1 FEES                          5.17%


                                                  Exhibit 16(ii) under Form N-1A
                                              Exhibit 99 under Item 601/Reg. S-K

FUND NAME:  Starburst Government Income Fund
COMPUTATION OF SEC YIELD
AS OF:  July 31, 1992


DIVIDEND AND/OR INTEREST INCOME
FOR THE 30 DAYS ENDED                                  $216,711


NET EXPENSES FOR THE PERIOD                       $20,565.32


AVG DAILY SHARES OUTSTANDING AND
ENTITLED TO RECEIVE DIVIDENDS                     3,605,906


MAXIMUM OFFERING PRICE PER SHARES AS OF 07-31-92            $10.34


UNDISTRIBUTED NET INCOME                          $0.00000


YIELD = 2[( $216,710.62        -           20,565.32)+1)^6-1]   =
6.40%
          3,605,905.68   *  ($10.34    -   0)


SEC YIELD BEFORE 12-B-1 FEES                                    6.40%


12-B-1 FEES  (IN BASIS POINTS)                                       0.15%


SEC YIELD ADJUSTED FOR 12-B-1 FEES                              6.25%



                                                 Exhibit 16(iii) under Form N-1A
                                              Exhibit 99 under Item 601/Reg. S-K

                   THE STARBURST GOVERNMENT MONEY MARKET FUND
                 SCHEDULE FOR COMPUTATION OF YIELD CALCULATION

This example illustrates the yield quotation for the seven-day period ended April 30, 1990:


Value of a hypothetical pre-existing account with exactly
   one share at the beginning of the base period                 $1.000000000

Value of same account (excluding capital changes) at end
   of seven-day base period*                                $1.001430685

Net change in account value                                     .001430685

Base Period Return:
     Net Change in account value dividend by the beginning
       account value ($.001430685  - $1.000000000)                   .001430685

Annualized Current Net Yield $.001430685 X (365/7)!                   7.46

Effective Yield** (.001430685 + 1) - 1                           7.74

* This value includes the value of additional shares purchased with dividends from the original share, and dividends declared on both the original share and any such additional shares.

** This value may change to include shares purchased with dividends reinvested on a less frequest basis.



                                                  Exhibit 16(iv) under Form N-1A
                                              Exhibit 99 under Item 601/Reg. S-K

                        THE STARBURST MONEY MARKET FUND
                 SCHEDULE FOR COMPUTATION OF YIELD CALCULATION

This example illustrates the yield quotation for the seven-day period ended April 30, 1990:


Value of a hypothetical pre-existing account with exactly
   one share at the beginning of the base period                 $1.000000000

Value of same account (excluding capital changes) at end
   of seven-day base period*                                $1.001478630

Net change in account value                                     .001478630

Base Period Return:

     Net Change in account value dividend by the beginning
       account value ($.001478630  - $1.000000000)                   .001478630

Annualized Current Net Yield $.001478630 X (365/7)!                   7.71

Effective Yield** (.001478630 + 1) - 1                           8.01

* This value includes the value of additional shares purchased with dividends from the original share, and dividends declared on both the original share and any such additional shares.

**  This value may change to include shares purchased with dividends reinvested